EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of Affinity Gaming (Registration No. 333-174089) of our report dated April 1, 2013, except for the condensed consolidated guarantor data described in Note 21 as to which the date is April 17, 2013, relating to the financial statements of Affinity Gaming, which appears in the Current Report on Form 8-K dated April 17, 2013.

/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada
April 24, 2013